EXHIBIT 99.1

HepaLife™ Enters Into New Cooperative Research and Development Agreement with U.S. Government Agency

Boston, MA – November 27, 2007 - HepaLife Technologies, Inc. (OTCBB: HPLF) (FWB: HL1) (WKN: 500625) today announced that the Company has entered into a new Cooperative Research and Development Agreement (CRADA) with the U.S. Department of Agriculture, Agricultural Research Service (USDA, ARS) for further optimization of HepaLife’s PICM-19 liver stem cell line for application in the first-of-its-kind bioartificial liver device.

Incorporating the PICM-19 cell line, HepaLife is developing the first-of-its-kind bioartificial liver. HepaLife's bioartificial liver, currently under development, is designed to operate outside the patient's body. The bioartificial liver is envisioned to mimic important functions of the human liver by circulating the patient's blood inside the device, where it is exposed to HepaLife's PICM-19 liver stem cells, thus processing the patient's blood-plasma by removing toxins, enhancing metabolic function, and ultimately, imitating the liver's natural function.

“The execution of our new CRADA and the announcement of our exclusive worldwide PICM-19 license agreement with the USDA earlier this month, together mark important objectives for HepaLife and for the development of our bioartificial liver device,” stated Mr. Frank Menzler, President and CEO of HepaLife. “We continue to achieve the goals set in our business plan, both from a corporate and scientific perspective, and are moving closer to initial in-vivo trials.”

Intended for the treatment of liver failure, the HepaLife™ Bioartificial Liver device consists of three basic components: (1) a plasma filter, separating the patient’s blood into blood plasma and blood cells; (2) the bioreactor, a unit filled with PICM-19 cells which biologically mimic the liver’s function; and (3), the HepaDrive™, a perfusion system for pumping the patient's plasma through the bioreactor while controlling gas supply and temperature for best possible performance of the cells.

ABOUT HEPALIFE TECHNOLOGIES, INC.

HepaLife Technologies, Inc. (OTCBB: HPLF - News; FWB: HL1) (WKN: 500625) is a developer of cell-based medical technologies addressing prevalent human health concerns.

Current cell-based technologies under development by HepaLife include 1) the first-of-its-kind artificial liver device, 2) proprietary in-vitro toxicology and pre-clinical drug testing platforms, and 3) novel cell-culture based vaccine production methods for the manufacture of vaccines against H5N1 avian influenza and other viruses.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our on going research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and /or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that HepaLife will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330.  The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.